AMENDED AND RESTATED

SCHEDULE B

DATED AS OF August 24, 2022

TO

INVESTMENT ADVISORY AGREEMENT

DATED AS OF SEPTEMBER 30, 2019

BETWEEN

CRM MUTUAL FUND TRUST

AND

CRAMER ROSENTHAL MCGLYNN, LLC

This Amendment, dated as of August 24, 2022, is to Schedule B to the Investment Advisory Agreement between CRM Mutual Fund Trust (the “Trust”) and Cramer Rosenthal McGlynn, LLC (“CRM”) dated as of September 30, 2019 (the “Agreement”).

WHEREAS, the Trust and CRM wish to add breakpoints to the fee schedules of CRM All Cap Value Fund and CRM Long/Short Opportunities Fund;

NOW, THEREFORE, Schedule B to the Agreement is hereby amended and restated as of the date set forth above as follows:

SCHEDULE B

TO

INVESTMENT ADVISORY AGREEMENT

BETWEEN

CRM MUTUAL FUND TRUST

AND

CRAMER ROSENTHAL MCGLYNN, LLC

Fee Schedule

Fund	Annual Fee as a % of Average Daily Net Assets

CRM Small Cap Value Fund	.75% of the Fund’s first $1 billion of average daily net assets; .70% of the Fund’s next $1 billion of average daily net assets; and .65% of the Fund’s average daily net assets over $2 billion.

CRM Small/Mid Cap Value Fund	.75% of the Fund’s first $1 billion of average daily net assets; .70% of the Fund’s next $1 billion of average daily net assets; and .65% of the Fund’s average daily net assets over $2 billion.

CRM All Cap Value Fund	.70% of the Fund’s first $1 billion of average daily net assets; .65% of the Fund’s next $1 billion of average daily net assets; and .60% of the Fund’s average daily net assets over $2 billion.

CRM Long/Short Opportunities Fund	1.50% of the Fund’s first $1 billion of average daily net assets; 1.45% of the Fund’s next $1 billion of average daily net assets; and 1.40% of the Fund’s average daily net assets over $2 billion

CRM Mid Cap Value Fund	.75% of the Fund’s first $1 billion of average daily net assets; .70% of the Fund’s next $1 billion of average daily net assets; and .65% of the Fund’s average daily net assets over $2 billion.

IN WITNESS WHEREOF the parties have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized, and their respective seals to be hereunto affixed, all as of the date first written above.

CRM MUTUAL FUND TRUST

 By: /s/ Laura Szalyga

Name: Laura Szalyga

Title: Principal Financial Officer

CRAMER ROSENTHAL MCGLYNN, LLC

By: /s/ Ronald H. McGlynn

Name: Ronald H. McGlynn

Title: Chairman